UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2023 (November 21, 2023)

AGAPE ATP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41835	36-4838886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia 58100

(Address of principal executive offices) (Zip Code)

+(60) 192230099

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATPC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2023, the Board of Directors (the “Board”) of the Agape ATP Corporation (the “Company”) elected Dr. Wilfrendo Fernando Cortizo, Phd (Dr. Cortizo) as a director of the Board. Dr. Cortizo has not been appointed to any Board committees at this time.

Prior to joining the Company, Dr. Cortizo, Phd has more than 30 years of experience in the field sof microbiology and biotechnology. Prior to joining the Company, Dr. Cortizo served as a National Health and Medical Research Council (NHMRC) Research Officer at the Department of Medicine Monash Medical School, Alfred Hospital, Melbourne Australia from 1987 to 1989. From 1989 to 1990, Dr. Cortizo served as a Protein Chemist and Research Officer at the Commonwealth Serum Labs (CSL) Australia’s largest Pharmaceutical Company. From 1991 to 1994, Dr. Cortizo worked as a Manager at a number of Production Departments at CSL Bioplasma Division. From 1994 to 1995, Dr. Cortizo served as a Project Manager at the Bioplasma Division in CSL Ltd. From 1995 to 2004, Dr. Cortizo served as a Director and the Chief Executive Officer of OMX Marketing Australia Pty. Ltd.. In 1998, Dr. Cortizo worked as the International Development and Product Consultant for OMX Malaysia Sdn Bhd and OMX Marketing Philippines Pty. Ltd., Manila. From 2001 to 2003, Dr. Cortizo served a Director and the Chief Executive Director of Advance Microbials Pty. Ltd.. From 2001 to 2003, Dr. Cortizo served as a Senior Lecturer and Research Supervisor, GSIM, Swinburne University. From 2005 to 2006, Dr. Cortizo served as a Consultant and Technical Advisor of Pathlab Australia Pty Ltd and ADL Laboratories USA. From 2005 to 2006, Dr. Cortizo was appointed as the Nutrition and Scientific Consultant by Vitop Group Ltd China. From 2006 to 2007, Dr. Cortizo served as an International Business Director for Goodgene Korea. From 2007 to 2014, Dr. Cortizo served as the Chief Executive Officer and International Business Director of YourGene LLC. From 2009 to 2015, Dr. Cortizo served as a Consultant of the AGAPE Superior Living, Product Specialist and President of Superlife Global. From 2009 to 2019, Dr. Cortizo served as a Director and the Chief Executive Officer of the Ageless Partners, Ageless Asia Malaysia, Thailand and Indonesia. From 2014 to 2019, Dr. Cortizo served as a Director and the Chieif Executive Officer of the Ageless Asia, Indonesia and a Director PT. of Vichii Indonesia Jaya. Dr. Cortizo, Phd completed his early University studies at Monash University in the Biochemistry Department and in the Faculty of Medicine. He graduated with a doctorate degree of philosophy from Monash University in 1988, and graduated with a bachelor of science with honours from Monash University in 1981.

Dr. Cortizo, Phd has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Dr. Cortizo, Phd had, or will have, a direct or indirect material interest.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGAPE ATP CORPORATION

Date: November 27, 2023	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer, President, Director, Secretary and Treasurer (Principal Executive Officer)

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